Exhibit 99.1

News Release                                 For Immediate Release

Beach First National Bancshares, Inc.
1550 Oak Street
Myrtle Beach, SC 29577
843.626.2265

Contact:       Walt Standish, President and Chief Executive Officer
                       843.916.7813
                       Dick Burch, Senior Vice President and Chief Financial Officer
                       843.916.7806

Beach First Second Quarter Earnings Up 26%

Myrtle Beach, SC, July 15, 2003 - Beach First National Bancshares, Inc. today announced that its second quarter earnings increased 26%.

Net income for the quarter ended June 30, 2003, totaled $210,456, an increase of 26% over the same period a year ago. Total assets grew to $151 million, which represents an increase of 66%. Total deposits grew to $129 million, an increase of 69%. Total loans grew to $118 million, a 59% increase.

Walt Standish, president and chief executive officer, said, “The company’s strong performance during the second quarter is due to solid growth in all areas of the balance sheet. In May, Beach First experienced its best ever month for loan growth, with our new offices in North Myrtle Beach and Hilton Head Island adding to the growth. Deposit growth also continued in the double digits as our tourist-driven economies are now well into the summer season. Our banking offices continue to perform well and the company remains well-positioned for continued earnings improvement.”

Beach First National Bancshares, Inc. is the parent of Beach First National Bank, an $151 million financial institution headquartered in Myrtle Beach, South Carolina. Beach First operates offices in Myrtle Beach, Surfside Beach, North Myrtle Beach, and Hilton Head Island, South Carolina and offers a full line of banking products and services, including NetTeller internet banking service. The company’s stock trades under the symbol BFNB.

Beach First National Bancshares, Inc. and Subsidiary
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	June 30,		December 31,
	2002	2003	2002
	(unaudited)	(unaudited)	(audited)

ASSETS
Cash and due from banks	$5,164,565	$2,345,181	$4,457,614
Federal funds sold and short term investments	6,963,000	4,692,000	5,429,214
Investment securities available for sale	12,847,087	6,955,589	7,552,282
Loans, net	116,652,441	73,228,372	92,024,574
Federal Reserve Bank stock	164,700	164,700	164,700
Federal Home Loan Bank stock	325,000	160,300	200,000
Premises and equipment, net	4,417,109	2,383,556	4,577,770
Other assets	4,553,953	935,371	4,002,671

Total assets	$151,087,854	$90,865,069	$118,408,825

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Noninterest bearing deposits	$24,980,944	$12,461,006	$19,316,292
Interest bearing deposits	104,082,120	64,025,840	80,549,745

Total deposits	129,063,064	76,486,846	99,866,037
Advances from Federal Home Loan Bank	6,500,000		4,000,000
Other liabilities	1,201,760	837,792	614,420

Total liabilities	136,764,824	77,324,638	104,480,457

SHAREHOLDERS' EQUITY:
Common stock, $1 par value; 10,000,000 shares
authorized; 1,318,368 shares issued and outstanding	1,318,368	1,318,368	1,318,368
Paid-in capital	11,787,899	11,787,899	11,787,899
Retained earnings	1,122,874	334,247	709,390
Accumulated other comprehensive income	93,889	99,917	112,711

Total shareholders' equity	14,323,030	13,540,431	13,928,368
Total liabilities and shareholders' equity	$151,087,854	$90,865,069	$118,408,825

Beach First National Bancshares, Inc. and Subsidiary
Myrtle Beach, South Carolina
Consolidated Statement of Income(unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

INTEREST INCOME
Interest and fees on loans	$3,627,619	$2,735,250	$1,904,147	$1,413,181
Investment securities	256,437	190,543	142,221	97,996
Fed funds sold & short term investments	25,178	35,300	17,053	11,521

Total interest income	3,909,234	2,960,093	2,063,421	1,522,698
INTEREST EXPENSE
Deposits	1,163,999	1,008,653	605,333	492,383
Other borrowings	93,399	190	48,587	190

Total interest expense	1,257,398	1,008,843	653,920	492,573
Net interest income	2,651,836	1,951,250	1,409,501	1,030,125
PROVISION FOR POSSIBLE LOAN
LOSSES	291,000	182,000	223,000	98,000

Net interest income after provision
for possible loan losses	2,360,836	1,769,250	1,186,501	932,125

NONINTEREST INCOME
Service fees on deposit accounts	246,897	190,504	125,515	104,843
Gain (Loss) on sale of investment securities	134,811	192	61,463	(295)
Other income	199,702	70,726	112,068	36,168

Total noninterest income	581,410	261,422	299,046	140,716

NONINTEREST EXPENSES
Salaries and wages	983,454	669,455	500,324	356,311
Employee benefits	197,571	114,760	98,720	56,887
Supplies and printing	57,270	43,724	27,825	21,152
Advertising and public relations	77,315	35,761	35,387	28,448
Legal and Professional fees	61,135	64,240	24,991	40,584
Depreciation and amortization	211,217	165,554	106,220	92,210
Occupancy	172,282	105,631	85,510	51,262
Data processing fees	145,135	92,722	78,295	53,403
Other operating expenses	380,735	207,964	194,351	103,038

Total noninterest expenses	2,286,114	1,499,811	1,151,623	803,295

Income before income taxes	656,132	530,861	333,923	269,546
INCOME TAX	242,648	198,733	123,467	102,411

EXPENSE
Net income	$413,484	$332,128	$210,456	$167,135

BASIC NET INCOME PER COMMON
SHARE	$.31	$.25	$.16	$.13

DILUTED NET INCOME PER COMMON
SHARE	$.31	$.25	$.15	$.12

Weighted average common shares outstanding - basic	1,318,368	1,318,368	1,318,368	1,318,368
Weighted average common shares outstanding - diluted	1,333,354	1,324,480	1,333,354	1,324,480